SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant
Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TeleCommunication Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        No fee required.

        Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)  Amount previously paid:

      (2)  Form, schedule or registration statement no.:

      (3)  Filing party:

      (4)  Date filed:

275 West Street
Annapolis, Maryland 21401

May 6, 2002

Dear Fellow Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of TeleCommunication Systems, Inc. to be held on Thursday, June 13, 2002, at 10:00 a.m. local time, at the Sheraton Barceló Annapolis, 173 Jennifer Road, Annapolis, MD 21401. The business to be conducted at the Annual Meeting is set forth in the formal notice that follows.

      The Board of Directors urges you to read the accompanying Notice of Annual Meeting and Proxy Statement, and recommends that you vote (1) FOR the election of the directors nominated, and (2) FOR ratification of the Board’s appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.

      The vote of every stockholder is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. We rely upon all stockholders to execute and return their proxies in order to avoid costly proxy solicitation. Therefore, in order to save the Company the unnecessary expense of further proxy solicitation, I ask that you promptly sign and return the enclosed proxy card in the envelope provided. If you attend the Annual Meeting, you may withdraw your proxy at the Annual Meeting and vote your shares in person.

      I look forward to seeing you at the Annual Meeting.

Sincerely,

Maurice B. Tosé
Chairman of the Board, Chief
Executive Officer and President

TELECOMMUNICATION SYSTEMS, INC.

275 West Street, Suite 400
Annapolis, Maryland 21401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TeleCommunication Systems, Inc., a Maryland corporation, will be held on Thursday, June 13, 2002, at 10:00 a.m. local time, at the Sheraton Barceló Annapolis, 173 Jennifer Road, Annapolis, MD 21401 for the following purposes:

1.	To elect directors to hold office until the Annual Meeting of Stockholders that is to be held in 2003, and until their respective successors are duly elected and qualify (the Board of Directors recommends a vote FOR the election of the nominated directors);

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002 (the Board of Directors recommends a vote FOR the proposal);

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

      Pursuant to the Bylaws of TeleCommunication Systems, Inc., its Board of Directors has fixed the close of business on April 30, 2002 as the record date for the determination of those stockholders who will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. Therefore, only record holders of TeleCommunication Systems, Inc. Class A Common Stock and Class B Common Stock at the close of business on that date are entitled to notice of and to vote shares held on the record date at the Annual Meeting and any adjournments or postponements thereof.

      If you plan to attend the Annual Meeting, please be prepared to present valid picture identification. If you hold your shares through a broker or other nominee, the Company will accept proof of ownership only if you bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your share ownership in the Company as of April 30, 2002.

      Whether or not you expect to attend, we urge you to carefully review the enclosed materials. Your vote is important. All stockholders are urged to attend the Annual Meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares will be represented at the Annual Meeting.

By Order of the Board of Directors

Thomas M. Brandt, Jr.
Senior Vice President, Chief Financial Officer
and Assistant Secretary
Annapolis, Maryland
May 6, 2002

TeleCommunication Systems, Inc.

275 West Street, Suite 400
Annapolis, Maryland 21401

PROXY STATEMENT

GENERAL INFORMATION

Why Am I Receiving this Proxy Statement and Proxy Card?

      You are receiving a Proxy Statement and proxy card because you own shares of Common Stock in TeleCommunication Systems, Inc. (“TCS” or the “Company”). This Proxy Statement describes the issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

      When you sign the proxy card, you appoint Thomas M. Brandt, Jr. and Bruce A. White as your representatives at the Annual Meeting. Mr. Brandt and Mr. White will vote your shares as you have instructed them on the proxy card at the Annual Meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Annual Meeting just in case your plans change. This proxy statement is being mailed to you on or about May 6, 2002.

      If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Mr. Brandt and Mr. White will vote your shares, under your proxy, in accordance with their best judgment.

Who Is Soliciting this Proxy?

      The TCS Board of Directors is soliciting the proxy card enclosed with this Proxy Statement.

What Is the Purpose of the Annual Meeting?

      At the Annual Meeting, stockholders will act on the matters outlined in the accompanying Notice of Meeting. These matters include:

•	election of directors to hold office until the Annual Meeting of Stockholders that is to be held in 2003, and until their respective successors are duly elected and qualify; and

•	ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.

Who Is Entitled to Vote?

      Only stockholders of record at the close of business on the record date, April 30, 2002, are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting, or any adjournments or postponements thereof. At the close of business on April 30, 2002, 18,718,588 shares of TCS Class A Common Stock and 10,333,588 shares of Class B Common Stock were outstanding and entitled to vote at the Annual Meeting.

How Many Votes Does Each Share of Common Stock Entitle its Holder to Cast?

      Each share of Class A Common Stock is entitled to one vote per share at the Annual Meeting. Each share of Class B Common Stock is entitled to three votes per share at the Annual Meeting.

Who Can Attend the Annual Meeting?

      Only stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting. Registration and seating will begin at 9:30 a.m. Stockholders may be asked to present valid picture identification, such as a driver’s license or passport.

      Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

      Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you must bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

How Many Votes Do We Need to Hold the Annual Meeting?

      In order to conduct business at the Annual Meeting, the TCS Bylaws require the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast on the matters to be presented at the Annual Meeting. This is called a “quorum”. Proxy cards received by us but marked “ABSTAIN” will be included in the calculation of the number of shares considered to be present at the Annual Meeting; but shares held by a broker that are not voted on any matter will not be included in the calculations of whether a quorum is present.

How Do I Vote?

      You May Vote by Mail. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted:

•	to elect the directors listed in this proxy statement to hold office until the Annual Meeting of Stockholders that is to be held in 2003, and until their respective successors are duly elected and qualify, and

•	to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.

      You May Vote in Person at the Annual Meeting. Written ballots will be passed out to stockholders entitled to vote at the Annual Meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your stockbroker to vote at the Annual Meeting.

Can I Change My Vote or Revoke My Proxy After I Return My Proxy Card?

      Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is voted at the Annual Meeting by Messrs. Brandt and White by mailing to Mr. Brandt, the Assistant Secretary of TCS, either a written notice of revocation or an executed proxy card with a later date than the one you previously submitted, at TCS’s offices, 275 West Street, Annapolis, Maryland 21401. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy. You can also revoke your proxy at the Annual Meeting on a form which we will provide at the Annual Meeting, or you can appear in person at the Annual Meeting and vote, in person, the shares to which your proxy relates.

What If I Wish to Abstain?

      If you wish to abstain, you may do so by specifying that your vote in any matter be withheld in the manner provided in the enclosed proxy card.

Will My Shares Be Voted If I Do Not Sign and Return My Proxy Card?

      If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either: (i) vote your shares on routine matters, or (ii) leave your shares unvoted. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the election of directors or the ratification of auditors), but not with respect to non-

routine matters. If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the number of votes cast for non-routine matters.

      We encourage you to provide instructions to your brokerage firm if your shares are held in street name. This ensures that your shares will be voted at the meeting.

Who Pays the Cost of Solicitation of My Proxy?

      The expense of soliciting proxies and the cost of preparing, assembling and mailing proxy materials in connection with the solicitation of proxies will be paid for by TCS. In addition to the use of mails, certain directors, officers or employees of TCS, who receive no compensation for their services other than their regular salaries, may solicit proxies. Arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals and TCS may reimburse them for reasonable out-of-pocket and clerical expenses.

When are Stockholder Proposals for the 2003 Annual Meeting of Stockholders Due?

      The Company provides all stockholders with the opportunity, under certain circumstances and consistent with the Company’s Bylaws and the rules of the Securities and Exchange Commission (“SEC”), to participate in the governance of the Company by submitting proposals that they believe merit consideration at the Annual Meeting of Stockholders to be held in 2003. To enable management adequately to analyze and respond to proposals stockholders wish to have included in the proxy statement and proxy card for that meeting, SEC Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that any such proposal be received by the Company in writing no later than January 5, 2003. Any stockholder proposal for that meeting that is submitted outside the processes of Rule 14a-8 will be considered “untimely” for purposes of Rule 14a-4(c)(1) of the Exchange Act if it is received by the Company earlier than January 5, 2003 or later than February 4, 2003. The proposal or nomination must also be in compliance with the Company’s Bylaws. Proxies solicited by the Board of Directors for the Annual Meeting of Stockholders to be held in 2003 may confer discretionary authority to vote on any such untimely stockholder proposals without express direction from stockholders giving such proxies. All stockholder proposals must be addressed to the attention of the Assistant Secretary at the Company’s principal place of business in Annapolis, Maryland. The Chairman of the Annual Meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

What Are The Board’s Recommendations?

      Unless you give other instructions on your proxy card, Messrs. Brandt and White will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

•	to elect the directors listed in this proxy statement to hold office until the Annual Meeting of Stockholders that is to be held in 2003, and until their respective successors are duly elected and qualify; and

•	to ratify the appointment of Ernst & Young, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002.

      With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in their own discretion.

What Vote Is Required to Approve Each Item?

Election of Directors.

      If a quorum is present, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is required for the election of directors. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors. Consequently, shares that are not voted, whether by marking “ABSTAIN” on your proxy card, or held by a broker and are not voted, have no impact on the election of directors. Unless a properly executed proxy card is marked “WITHHOLD AUTHORITY,” the proxy given will be voted “FOR” the seven nominees for director.

Ratification of the Appointment of the Auditors.

      If a quorum is present, the affirmative vote of a majority of all the votes cast in person or by proxy at the Annual Meeting is required for ratification of the appointment of TCS’ auditors. A properly executed proxy card marked “ABSTAIN” with respect to the ratification of the appointment of the auditors will not be voted. Accordingly, abstentions will not be counted on the vote concerning this proposal. Abstentions and shares not voted by brokers will have no impact on the ratification of the appointment of the auditors.

ITEM 1 — ELECTION OF DIRECTORS

      At the Annual Meeting, seven directors are to be elected, each to hold office until the next Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, except in the event of death, resignation or removal.

      Unless otherwise specified, your proxy will be voted “FOR” the election of the nominees listed below, except that in the event any of those named should not continue to be available for election, discretionary authority may be exercised by the proxy to vote for a substitute of their choice. However, TCS knows of no circumstances that would make any nominee named herein unavailable. All of the nominees are current members of the Board of Directors.

Directors Standing for Election

      The Board of Directors met five times in 2001. Regular meetings of the Board are held quarterly. In addition to the four regularly scheduled meetings in 2001, the Board had one special meeting. Prior to the 2001 Annual Shareholders Meeting, the Board consisted of eight members. Seven members were elected to continue to serve on the Board at the 2001 Annual Shareholders Meeting. Six of the Directors attended four of the Board meetings in 2001 and seven members attended one meeting of the Board in 2001.

      All seven of our current directors are standing for re-election. If any of the nominees should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

      The Board recommends a vote “FOR” the nominees.

      The following are the nominees for director to serve to the next Annual Meeting.

Name	Age	Position

Maurice B. Tosé	45	President, Chief Executive Officer and Chairman of the Board
Clyde A. Heintzelman	63	Director
Andrew C. Barrett	61	Director
Richard A. Kozak	56	Director
Weldon H. Latham	55	Director
Byron F. Marchant	44	Director
Daniel K. Tseung	31	Director

      Maurice B. Tosé has served as TCS’ Chief Executive Officer and Chairman of the Board since December 1999. He has been its President since he founded the company in 1987. From 1986 to 1987, Mr. Tosé was Director of U.S. Department of Defense Programs for Techmatics, Inc., a systems integration company. Mr. Tosé was a member of the United States Navy for eight years. Currently, he is a Commander in the U.S. Naval Reserves. During his military career, Mr. Tosé held various technical management positions on ships at sea as well as staff positions at the U.S. Naval Academy and the U.S. Secretary of Defense. Mr. Tosé holds a B.S. degree in Operations Analysis from the U.S. Naval Academy.

      Andrew C. Barrett joined the Board of Directors in May 2000. Mr. Barrett has been the Managing Director of The Barrett Group, Inc., a communications consulting company, since 1997. From 1989 to 1996, Mr. Barrett served as a Commissioner of the Federal Communications Commission. From 1980 to 1989, Mr. Barrett served as a Commissioner of the Illinois Commerce Commission. Mr. Barrett also serves on the Board of Directors of Marathon Media, The National Association of Regulatory and Utility Commissioners Research and Education Foundation and The Breast Cancer Resource Committee. Mr. Barrett holds a B.A. degree from Roosevelt University of Chicago, a M.A. degree from Loyola University of Chicago and a J.D. degree from DePaul University.

      Clyde A. Heintzelman joined the Board of Directors in December 1999. Mr. Heintzelman has been the Chairman of the Board of Optelecom, Inc. since February 2000. From June through December of 2001, Mr. Heintzelman served as the Interim President and Chief Executive Officer of Optelecom. Prior to joining Optelecom, Mr. Heintzelman was the President of Net2000 Communications, from November 1999 to May 2001. From December 1998 to November 1999, Mr. Heintzelman was the President and Chief Executive Officer of SAVVIS Communications Corporation, a networking and Internet solutions company. From 1995 to 1998, Mr. Heintzelman was the President and Chief Operating Officer of DIGEX, Inc. Prior to joining DIGEX, Inc., Mr. Heintzelman was a General Manager for Bell Atlantic. Mr. Heintzelman also serves on the Board of Directors of SAVVIS Communications Corporation. Mr. Heintzelman holds a B.A. degree in Marketing from the University of Delaware.

      Richard A. Kozak joined the Board of Directors in December 1999. Mr. Kozak, in 1998, founded and has been the Chief Executive Officer and Chairman of the Board of Directors of 1eEurope, Ltd., formerly Galileo Communications, Ltd., a portfolio of companies focused on providing integrated data, information technology and e-business solutions to mid and large-size companies throughout Europe. From 1993 to 1997, Mr. Kozak was the President and Chief Executive Officer and member of the Board of Directors of American Communications Services, Inc., now known as e.spire Communications, Inc., which he co-founded in 1993. Prior to forming American Communications Services, Inc., Mr. Kozak was the President of the Southern Division of MFS Communications, which was acquired by MCI WorldCom. From 1986 through 1989, Mr. Kozak was Vice President and General Manager of Global Messaging Services for GTE Telenet, now part of Sprint International. He holds a B.S. degree in Engineering from Brown University and an M.B.A. in Finance from The George Washington University School of Government and Business Administration. He is a former member of the Dingman School of Entrepreneurship at the University of Maryland.

      Weldon H. Latham joined the Board of Directors in December 1999. Mr. Latham has been a senior partner at the law firm of Holland & Knight since August 2000. From 1992 to 2000, Mr. Latham was a partner at the law firm of Shaw Pittman Potts & Trowbridge. From 1986 to 1992, Mr. Latham was a managing partner of the Virginia office of the law firm Reed, Smith, Shaw and McClay. From 1981-1986, Mr. Latham was the Vice President and General Counsel of Sterling Systems Inc., a software company that was acquired by Planning Research Corporation (PRC). Mr. Latham was appointed Executive Assistant and Counsel to the PRC Chairman and CEO. From 1979 to 1981, Mr. Latham served as General Deputy Assistant Secretary, U.S. Department of Housing and Urban Development and previously served as Assistant General Counsel, Executive Office of the President (OMB) from 1973 to 1976. Mr. Latham holds a B.A. degree in Business Administration from Howard University, a J.D. degree from Georgetown University Law Center, and an executive management certificate from the Amos Tuck Business School at Dartmouth College.

      Byron F. Marchant joined the Board of Directors in December 1999. Mr. Marchant has been the Executive Vice President, General Counsel and Chief Administrative Officer of Black Entertainment Television, Inc. (BET) since 1997. Prior to joining BET, Mr. Marchant was a partner in the law firm Patton Boggs, LLP. From 1995 to 1996, Mr. Marchant was TCS’ Senior Vice President and General Counsel. Additional positions that Mr. Marchant has held include Senior Legal Advisor to the FCC Commissioner and an attorney with the law firm Sidley & Austin. Mr. Marchant also serves on the Board of Directors of Cable Positive, DC Chamber of Commerce and BET.com, LLC. and the Executive Committee of the FCBA Foundation. Mr. Marchant holds a B.S. degree from the U.S. Naval Academy and a J.D. degree from the University of Virginia Law School.

      Daniel K. Tseung joined the Board of Directors in December 1999. Mr. Tseung has been Director of Investments at SUNeVision, a Hong Kong based, publicly traded internet infrastructure & services provider, since 2000. From 1998 to 2000, Mr. Tseung was employed as a Director in the Technology and Communications Group of GE Capital Equity Investments, Inc., a private equity investment entity owned by General Electric. From 1997 to 1998, Mr. Tseung was an Associate in the Business Development Group of GE Capital Asia-Pacific. Mr. Tseung also currently serves on the Board of Directors of Chinacast Technology, CELLon, IP Dynamics, and Legend Silicon. Mr. Tseung holds a B.A. degree from Princeton University and an M.A. degree from Harvard University.

      Directors who are not employees of TCS (that is, each Director other than Mr. Tosé) are paid a fee of $1,000 for each Board or Committee meeting in which the director participates in person, and $500 for each meeting in which the director participates by phone. Generally, each director is granted options to purchase 15,000 shares of TCS stock under our Amended and Restated 1997 Stock Incentive Plan for each year of service on the Board. These options vest at the end of each annual term of service on the Board. In addition, non-employee directors are reimbursed for expenses incurred in connection with their activities on TCS’s behalf.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). The number of shares beneficially owned by a person includes shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 30, 2002. The shares issuable pursuant to these options are deemed outstanding for computing the percentage ownership of the person holding these options but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

			Percentage of Shares
	Shares Beneficially Owned		Beneficially Owned
Name and Address of
Beneficial Owner(1)	A Shares	B Shares(3)	A Shares	B Shares

Maurice B. Tosé(2)	461,740	10,333,588	2.4%	100%
Richard A. Young(4)	217,847	—	1.1%	—
Thomas M. Brandt, Jr.(5)	226,655	—	1.2%	—
Drew A. Morin(6)	704,744	—	3.7%	—
Timothy J. Lorello(7)	431,012	—	2.3%	—
William J. Todd(8)	22,373	—	*	—
Kevin M. Webb(9)	50,000	—	*	—
Andrew C. Barrett(10)	32,438	—	*	—
Clyde A. Heintzelman(9)	53,733	—	*	—
Richard A. Kozak(11)	54,033	—	*	—
Weldon H. Latham(9)	53,733	—	*	—
Byron F. Marchant(9)	53,733	—	*	—
Daniel K. Tseung(9)	30,824	—	*	—
Signal Equity Partners, L.P.(12)	1,640,240	—	8.7%	—
GE Capital Equity Investments, Inc.(13)	1,557,740	—	8.3%	—
Firsthand Capital Management, Inc. (14)	1,433,597	—	7.6%	—
All directors and executive officers as a group(13 persons)(15)	2,393,865	10,333,588	12.8%	100%

*	Less than 1%

(1)	Except as set forth herein, the business address of the named beneficial owner is c/o TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401.

(2)	Consists of 113,750 shares of Class A Common Stock issuable upon the exercise of stock options. Under the rules of the Securities and Exchange Commission, Mr. Tosé is deemed to beneficially own 173,995 shares of Class A Common Stock owned by Teresa M.S. Layden, Mr. Tosé’s wife, 173,995 shares of Class A Common Stock held in a trust for the benefit of Mr. Tosé’s and Ms. Layden’s extended family, and 215,753 shares of Class B Common Stock held in a trust for the benefit of Mr. Tosé’s and Ms. Layden’s children. Mr. Tosé disclaims beneficial ownership of all of these shares.

(3)	The holders of Class B Common Stock are entitled to three votes per share on all matters submitted to a vote of the stockholders. Each share of our Class B Common Stock is convertible at any time, at the option of the holder, into one share of our Class A Common Stock.

(4)	Consists of 105,651 shares of Class A Common Stock issuable upon the exercise of stock options. Under the rules of the SEC, Mr. Young is deemed to beneficially own 50,000 shares of Class A Common Stock held in a trust for the benefit of Mr. Young’s wife and children. Mr. Young disclaims beneficial ownership of all of these shares.

(5)	Consists of 143,852 shares of Class A Common Stock issuable upon the exercise of stock options. Under the rules of the SEC, Mr. Brandt is deemed to beneficially own 51,370 shares of Class A Common Stock held in a trust for the benefit of Mr. Brandt’s wife, and 8,562 shares held by Mr. Brandt’s daughter. Mr. Brandt disclaims beneficial ownership of all the shares in the trust and all the shares held by his daughter.

(6)	Consists of 31,250 shares of Class A Common Stock issuable upon the exercise of stock options. Under the rules of the SEC, Mr. Morin is deemed to beneficially own 256,854 shares of Class A Common Stock held in a trust for the benefit of Mr. Morin’s wife and children. Mr. Morin disclaims beneficial ownership of all of these shares.

(7)	Consists of 131,036 shares of Class A Common Stock issuable upon the exercise of stock options. Under the rules of the SEC, Mr. Lorello is deemed to beneficially own 236,849 shares of Class A Common Stock held in a trust for the benefit of Mr. Lorello’s wife and children. Mr. Lorello disclaims beneficial ownership of all these shares.

(8)	Consists of 21,250 shares of Class A Common Stock issuable upon the exercise of stock options.

(9)	Consists of shares of Class A Common Stock issuable upon the exercise of stock options.

(10)	Consists of 30,976 shares of Class A Common Stock issuable upon the exercise of stock options.

(11)	Consists of 53,733 shares of Class A Common Stock issuable upon the exercise of stock options.

(12)	Based solely on information contained in publicly available documents. The address of Signal Equity Partners, LP is 10 East 53rd Street, New York, New York 10022.

(13)	Based solely on information contained in publicly available documents. The address of GE Capital Equity Investments, Inc. is 260 Long Ridge Road, Stamford, Connecticut 06927.

(14)	Based solely on information contained in publicly available documents. The address of Firsthand Capital Management, Inc. is 125 South Market, Suite 1200, San Jose, California 95133.

(15)	Includes an aggregate of 873,983 shares of Class A Common Stock issuable upon exercise of options exercisable within 60 days of April 30, 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons that own more than 10% of our Common Stock, file with the SEC initial reports of ownership and reports of change in ownership of our Common Stock and other equity securities. Copies of these reports must be filed with us. Based solely on our review of the copies of these reports filed with us, and written representations that no other reports were required, to our knowledge, all reports required by Section 16(a) were filed in 2001. Maurice B. Tosé and Kevin M. Webb filed one report late. Maurice B. Tosé, Richard A. Young, Thomas M. Brandt, Jr., Drew A. Morin and Timothy J. Lorello failed to file one report each.

Committees of the Board of Directors

Audit Committee

      The Audit Committee consists of Messrs. Kozak, Heintzelman and Marchant. Mr. Kozak serves as Chairman. Each member of the Audit Committee is independent as defined in by the NASDAQ National Market standards governing the qualification of Audit Committee members. The Board of Directors approved a written charter of the audit committee that defines its roles and responsibilities. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public auditors the plans and results of the audit engagement, approves professional services provided by the independent public auditors, reviews the independence of the independent public auditors, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The Audit Committee held four quarterly meetings in 2001 to review quarterly operating results, and two special meetings to review (1) the fiscal year 2000 10-K, and (2) the independent public auditors’ plan for conducting the audit of fiscal year 2001 financial statements.

  Report of the Audit Committee

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company’s internal accounting controls. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In discharging its responsibilities, the Audit Committee has met with the Company’s management and the Company’s independent public accountants, Ernst & Young LLP. The Committee has discussed with the independent public accountants their independence from management and the Company including reviewing the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended. The Committee has also discussed with the independent public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001 and related matters with the Company’s management and the Company’s independent public accountants, reviewed the Company’s Annual Report of Form 10-K filed concerning the Company as the Audit Committee deemed appropriate. Based on these discussions and reviews, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the year ended December 31, 2001 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Richard A. Kozak, Chairman
Clyde A. Heintzelman
Byron F. Marchant

  Compensation Committee

      The Compensation Committee, which met six times in 2001, consists of Messrs. Heintzelman, Latham and Barrett. Mr. Heintzelman serves as Chairman. Each committee member is an outside Director (i.e. not an employee of TCS). The Compensation Committee determines the compensation of our Chief Executive Officer and President, reviews and approves our benefit plans and the compensation of the other executive officers and administers the Amended and Restated 1997 Stock Incentive, 2000 Employee Stock Purchase and other executive officer benefit plans.

  Report of the Compensation Committee

Compensation Philosophy

      The Committee reviews the performance and compensation levels for executive officers and recommends salary and bonus levels and option grants under the Company’s incentive plans. The Committee strives to ensure that compensation serves to motivate and retain executive officers while also being in the best interests of the Company and its stockholders. The philosophy of the Committee is to attract and retain highly qualified people at industry competitive compensation levels, and to link the financial interests of the Company senior management to those of the Company’s stockholders. This linkage is established by tying a significant portion of executive compensation to the Company’s success in meeting performance objectives adopted annually as described below. In pursuit of these objectives, the Company’s compensation program is designed to attract to the Company and retain the best possible executive talent; to motivate these executives to achieve performance goals which are integral to the Company’s business objectives approved by its Board of Directors; to reinforce and link executive and stockholder interests through equity-based plans; and to recognize individual performance. The Company’s compensation structure has three general components: (i) base salary, (ii) annual cash bonuses and (iii) stock option grants. The Company also provides medical, pension and other fringe benefits generally available to Company employees.

      To assist with evaluating the compensation structure, the company hired an independent third party, AON, to perform an executive compensation program review. This study reviewed the executive positions in terms of their scope of responsibility, level within the Company and role in helping TCS meet its key business objectives, and matched the positions to those found in published sources of industry executive compensation data, including Aon Consulting/Radford Division, Watson Wyatt, and William M. Mercer compensation reports. The review resulted in recommendations for each component of the compensation structure that were used by the Compensation Committee in setting compensation levels.

Base Salary

      In the early part of each fiscal year, the Committee reviews with Mr. Tosé and approves, with any modifications it deems appropriate, salary levels for the Company’s executive officers. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the executive’s performance, the ability of the executive to manage the growth of the Company, the length of the executive’s service to the Company, any increase in the responsibilities assumed by the executive and inflation. Salary adjustments, if any, are determined by the Committee upon recommendation from the Chief Executive Officer (in the case of compensation for executive officers other than the Chief Executive Officer) and the Committee.

Annual Cash Bonuses

      The Company uses performance bonuses to reflect the level of involvement and success of its senior executives in achieving annual corporate goals and sets specific performance-related targets in a budget that is approved by the Board. The awards earned depend on the extent to which TCS and individual performance objectives are achieved.

Stock Option Grants

      The Committee believes that the award of stock options provides meaningful long-term incentives that are directly related to the enhancement of the Company’s stockholder value. Our Stock Option Plan provides the means through which executive officers can build an investment in the Company that will align their economic interests with the interest of the Company’s stockholders. Under our Amended and Restated 1997 Stock Option Plan, the Committee is authorized to determine the vesting of each option and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options vest in installments over a period of years. The Committee believes that the grant of stock options has been and will continue to be a significant component of our success in attracting and retaining talented management and employees in an extremely competitive environment. To date, all options granted under the Stock Option Plan have been granted with an exercise price equal to the fair market value of our Class A Common Stock on the date of the grant. In determining the number of option shares to grant to senior executives, the Committee considers the same factors as it does in determining the other components of compensation, with no single factor accorded special weight. Stock options were granted to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2001.

Chief Executive Officer Compensation

      The CEO’s compensation for 2001 was based upon his performance, the overall performance of the Company and compensation levels for comparable positions in the industry. The total bonus percentage awarded the Chief Executive Officer under the Company’s bonus plan in 2001 was 33.1% of his base salary.

      In August 2001, the Committee reviewed and recommended to the full Board of Directors, approval of a $2.5 million loan to the CEO as a successor to a share sale program which had resulted in chronic downward pressure on the market price of our common stock. We concluded that concentrated selling of our stock by insiders during a period of thin trading volume and depressed market conditions would not be in the best interest of the shareholders. The terms of this loan are outlined in the Certain Transactions section of the Proxy Statement.

Compensation Deduction Limit

      Section 162(m) of the Internal Revenue Code generally sets a limit of one million dollars ($1,000,000) on the amount of compensation paid to senior executives (other than enumerated categories of compensation, including performance based compensation) that may be deducted by a publicly-held company. The Committee’s policy is to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company’s overall objectives and executive compensation policy. Compensation attributable to stock options granted under the Company’s Stock Option Plan is currently excluded from the one million dollar limit as “qualified performance-based compensation” under the rules contained in applicable Treasury regulations. None of the Company’s senior executives received compensation in 2001 in excess of the limits imposed under Section 162(m).

COMPENSATION COMMITTEE

Clyde A. Heintzelman (Chairman)
Weldon H. Latham
Andrew C. Barrett

EXECUTIVE COMPENSATION

      The following table shows all compensation earned in each of the last three years by TCS’ Chief Executive Officer and TCS’s four other most highly paid executive officers whose annual salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2001. The following table includes payments made to each of these executive officers in lieu of accrued vacation in the column captioned “Other Annual Compensation” and matching contributions made by TCS under its 401(k) plan and health and life insurance premiums paid by TCS in the “All Other Compensation” column.

					Long-Term
					Compensation
		Annual Compensation
					Shares
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Options Granted(1)	Compensation

Maurice B. Tosé	2001	$342,210	$113,412	$26,345	455,000	$14,392
President, Chief Executive	2000	311,100	98,850	—	—	12,991
Officer and Chairman	1999	300,000	38,000	29,447	—	15,942
of the Board
Richard A. Young	2001	240,636	25,000	1,745	250,000	12,239
Executive Vice President and	2000	201,313	55,000	28,125	—	10,838
Chief Operating Officer	1999	195,000	30,000	15,001	—	12,013
Thomas M. Brandt, Jr.	2001	188,216	20,000	10,859	125,000	14,439
Senior Vice President and	2000	170,342	40,000	4,918	—	13,038
Chief Financial Officer	1999	159,406	39,600	2,956	137,672	12,222
Drew A. Morin	2001	180,145	20,000	11,353	125,000	13,617
Senior Vice President and	2000	157,179	50,000	13,430	—	12,216
Chief Technical Officer	1999	151,968	36,000	11,058	—	11,366
Timothy J. Lorello	2001	180,145	20,000	10,393	125,000	9,142
Senior Vice President and	2000	157,179	50,000	2,928	—	7,741
Chief Marketing Officer	1999	151,968	12,500	14,423	—	7,222

(1)	These options were granted by the Company on June 22, 2001 pursuant to the Amended and Restated 1997 Stock Incentive Plan for services rendered in 2000.

Option Grants in Last Fiscal Year

      The following tables provide information about options granted and held by the named executive officers as of December 31, 2001. The value of the unexercised in-the-money options at year-end is based on the December 31, 2001 market closing price of $5.45 per share, less the exercise price per share, multiplied by the number of shares underlying the options.

Individual Grants
					Potential Realizable Value
		Percent Of			At Assumed Annual Rates
	Number of	Total			of Stock Price
	Securities	Options			Appreciation
	Underlying	Granted To	Exercise Or		For Option Term
	Options	Employees	Base Price	Expiration
Name	Granted	In 2001	Per Share	Date	5%	10%

Maurice B. Tosé	455,000	10.69%	$3.05	6/22/2011	$872,749	$2,211,716
Richard A. Young	250,000	5.87%	3.05	6/22/2011	479,532	1,215,229
Thomas M. Brandt, Jr.	125,000	2.94%	3.05	6/22/2011	239,766	607,614
Drew A. Morin	125,000	2.94%	3.05	6/22/2011	239,766	607,614
Timothy J. Lorello	125,000	2.94%	3.05	6/22/2011	239,766	607,614

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Number of		Options at		In-The-Money Options at
	Shares		December 31, 2001		December 31, 2001
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Maurice B. Tosé	—	—	—	455,000	—	$1,092,000
Richard A. Young	—	—	43,151	295,820	$229,706	841,130
Thomas M. Brandt, Jr	—	—	112,602	196,405	533,556	395,321
Drew A. Morin	—	—	—	125,000	0	300,000
Timothy J. Lorello	153,127	$596,898	99,786	213,014	536,036	768,246

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on the Company’s Class A Common Stock with the cumulative total return of the Nasdaq Composite Index and a mobile data index prepared by the company of the following relevant publicly traded companies in the mobile data sector: 724 Solutions Inc.; Aether Systems, Inc.; @Road, Inc.; AvantGo, Inc.; GoAmerica, Inc.; i3 Mobile, Inc.; InfoSpace, Inc.; Intrado, Inc.; Motient Corporation; Novatel Wireless, Inc.; OmniSky Corporation; Openwave Systems Inc.; Research in Motion Limited; and SignalSoft Corporation. The composition of the Mobile Data Index has been changed from last year as follows: Metricom, Inc. filed for bankruptcy in July 2001 and has been deleted, while Intrado, Inc. has become a competitor for E9-1-1 services and was added. The information provided is from August 7, 2000, the date of the Company’s Initial Public Offering through January 8, 2002.

      The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Employment Agreements

      We have entered into employment agreements with Messrs. Young, Brandt, Morin and Lorello which became effective February 1, 2001, and provide for their individual annual salaries and gives them the opportunity to participate in bonus or incentive compensation plans of the Company, if any. The agreements have an initial term of one year from the effective date, and automatically extend for additional one-year increments until terminated by TCS or the individuals. Pursuant to the agreements, vesting of any stock options awarded to the individuals shall be immediately accelerated in the event of a change of control as defined in the agreements.

      The individuals may resign their employment voluntarily by giving 30 days notice to the Board of Directors. If we terminate any of the individuals without cause or if the individual resigns with good reason, he is entitled to receive from us his earned bonus plus an amount equal to the greater of the salary he would have received during the balance of the term of the employment contract, or six months. Under the agreements, “cause” means committing an act of gross negligence or other willful act that materially adversely affects TCS, acts of dishonesty involving fraud or embezzlement or being convicted or pleading no contest to a felony involving theft or moral turpitude. Under the agreements, “good reason” includes circumstances that constitute a material diminution in authority, require the individual to physically relocate more than 75 miles and any material breach by the Company of its obligations under the agreement. If we terminate an individual’s employment without cause, or if he resigns for good reason, within 12 months of a change in control, he is entitled to receive from us an amount based upon his annual salary. Mr. Young is entitled to receive two times his annual salary, and the other individuals are entitled to receive one times their annual salary.

CERTAIN TRANSACTIONS

Tax Loans Program

      In 2001, the Company offered its employees a tax loan arrangement to assist them with the payment of taxes incurred from the exercise of TCS stock options. The amounts of the loans were limited to the tax liability incurred by the employee and carried an interest rate of 6.0% per annum. The term of the loans was for one year with equal quarterly payments of principal plus accrued interest. In addition to employees who elected to borrow from the company, two of the Company’s executive officers, Mr. Drew Morin and Mr. Richard Young, borrowed money as discussed below. As of April 15, 2002, substantially all of the loans to the non-executive employees have been repaid, and the remaining outstanding balances are due to be repaid on May 1, 2002.

Transaction with Richard A. Young

      In April 2001, TCS loaned Richard A. Young, its Executive Vice President and Chief Operating Officer, $100,000, evidenced by a promissory note bearing interest at 6.0% per annum, under the company’s Tax Loan Program. In July 2001, TCS loaned Mr. Young an additional $107,897, evidenced by a promissory note bearing interest at 6.0% per annum. In connection with these loans, Mr. Young executed and delivered a Pledge Agreement pledging as security for the loan, 92,196 shares of TCS’s Class A Common Stock and options to purchase 43,151 shares of TCS’s Class A Common Stock. The Stock Pledge Agreement also allows TCS to cancel such options if Mr. Young fails to repay the loan when due. Mr. Young’s options are exercisable at prices of $0.02 per share for 26,099 shares and $0.29 for 17,052 shares.

      In October 2001, TCS refinanced the then-outstanding principal plus accrued interest related to all loans to Mr. Young in a consolidated promissory note bearing interest at 6.5% per annum. The Stock Pledge Agreement was consolidated as well and the same interests in TCS’s Class A Common Stock were pledged to secure the new note. The note required repayment of half of the principal plus accrued interest on March 31, 2002 and the remaining principal plus accrued interest is due on September 30, 2002. The balance of the loan is immediately due and payable if Mr. Young ceases to be a TCS employee. As of April 15, 2002, the principal balance outstanding is $76,018.

Transaction with Drew A. Morin

      In April 2001, TCS loaned Drew A. Morin, its Senior Vice President and Chief Technology Officer, $368,000, evidenced by a promissory note bearing interest at 6.0% per annum, under the company’s Tax Loan Program. In connection with the loan, Mr. Morin executed and delivered a Stock Pledge Agreement pledging as security for the loan, 245,333 shares of TCS’s Class A Common Stock. In October 2001, TCS refinanced the then outstanding principal plus accrued interest in an amended promissory note bearing interest at 6.5% per annum. The Stock Pledge Agreement was amended as well and the same interests in TCS’s Class A Common Stock were pledged to secure the new note. The note required repayment of half of the principal plus accrued interest on March 31, 2002 and the remaining principal plus accrued interest was due on September 30, 2002. As of March 8, 2002, the entire principal amount and accrued interest were paid.

Transaction with Timothy J. Lorello

      In August 1999, TCS loaned Timothy J. Lorello, its Senior Vice President — Network Intelligence, $125,000, evidenced by a promissory note bearing interest at the applicable federal rate per annum. In that connection, Mr. Lorello executed a Stock Option Cancellation Agreement in which he agreed to cancel 102,740 of his options to purchase shares of TCS Common Stock. Pursuant to the original agreement, one-third of his loan was to have been forgiven and one-third of his options were to have been canceled annually over three years. The annual loan forgiveness and cancellation of options were contingent upon Mr. Lorello’s continued employment. The balance of the loan was immediately due and payable if Mr. Lorello ceased to be one of TCS’ employees. On August 26, 2000, TCS and Mr. Lorello executed the First Amended and Restated Promissory Note. On February 26, 2001, TCS and Mr. Lorello executed the Second Amended and Restated Promissory Note. The loan was modified to allow for the first payment to be due on August 26, 2001, and the second payment to be due one year thereafter. All other terms of the arrangement remained unchanged. In July 2001, TCS loaned Mr. Lorello additional amounts totaling $312,242 evidenced by three separate promissory notes bearing interest at 6.0% per annum. In connection with these loans, Mr. Lorello executed and delivered Pledge Agreements pledging as security for the loans, 275,000 shares of TCS’s Class A Common Stock and options to purchase 99,786 shares of TCS’s Class A Common Stock. The Stock Pledge Agreements also allow TCS to cancel such options if Mr. Lorello fails to repay the loans when due. Mr. Lorello’s options are exercisable at prices of $0.02 per share for 78,297 shares and $0.29 for 21,489 shares.

      In October 2001, TCS refinanced the then outstanding principal plus accrued interest from all loans to Mr. Lorello in a consolidated promissory note bearing interest at 6.5% per annum. The Stock Pledge Agreement was consolidated as well and the interests in TCS’s Class A Common Stock were pledged to secure the new note. The note required repayment of half of the principal plus accrued interest on March 31, 2002 and the remaining principal plus accrued interest is due on September 30, 2002. The balance of the loan is immediately due and payable if Mr. Lorello ceases to be a TCS employee. As of April 15, 2002, the principal balance outstanding is $225,992.

Transactions with Maurice B. Tosé

      In August 2001, TCS loaned Maurice B. Tosé, its President, Chief Executive Officer and Chairman of the Board, $2.5 million evidenced by a promissory note bearing interest at 7.5% per annum. In connection with the loan, Mr. Tosé executed and delivered a Stock Pledge Agreement pledging as security for the loan, 3,000,000 shares of TCS’s Class B Common Stock. The note requires repayment of the principal plus accrued interest on August 29, 2002. As of April 15, 2002, the entire balance remains outstanding.

      TCS previously entered into discussions with Annapolis Partners, LLC regarding the possible relocation of its headquarters in Annapolis, Maryland. Annapolis Partners is a limited liability company in which Mr. Tosé has a significant equity interest. Annapolis Partners has been selected by Anne Arundel County, Maryland to redevelop a 42-acre waterfront site in Annapolis, Maryland formerly operated by the U.S. Navy. TCS anticipates spending approximately $0.2 million to develop architectural plans for the new headquarters. Some or all of this amount may be paid to Annapolis Partners. The parties have agreed that should TCS enter into a lease for office space at the site, Annapolis Partners will reimburse TCS for all of these costs either in the form of a cash reimbursement or through a reduction of future rent.

      We believe that the terms of the transactions described in this section were at least as favorable to us as the terms we could have obtained from unrelated third parties through arms-length negotiations.

ITEM 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee and the Board of directors selected and appointed Ernst & Young LLP to act as our independent accountants for the year ended December 31, 2002. In recognition of the important role of the independent accountants, their selection is submitted to the stockholders for their review and ratification on an annual basis.

      Fees for the year ended December 31, 2001 were $190,700 for the annual audit, $158,600 for all other fees, including audit related services of $104,170 and non-audit services of $54,400. The firm’s audit related services for TCS include fees for due diligence work and related advice associated with business combinations, accounting consultations and assistance with SEC filings. Substantially all non-audit services have been tax advice and compliance assistance.

      A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given an opportunity to make a statement, and is expected to be available to respond to questions.

      The Board unanimously recommends a vote “FOR” the proposal to ratify the selection of Ernst & Young LLP as TCS’ independent auditors for the fiscal year ended December 31, 2002.

OTHER MATTERS

      We do not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is intended that the proxies will be voted in accordance with the best judgment of Messrs. Brandt and White, who are voting the proxies.

      The Annual Report of the Company, including financial statements of the Company for the fiscal year ended December 31, 2001, will be mailed to the stockholders with this Proxy Statement. You may request, without charge, a copy of the Company’s 2001 Annual Report on Form 10-K, as filed with the SEC, by addressing a request to TeleCommunication Systems, Inc., 275 West Street, Annapolis, Maryland 21401 Attention: Jim Jacobson, Director, Investor Relations. You may also find our 2001 Annual Report on Form 10-K on our website: www.telecomsys.com.

TELECOMMUNICATION SYSTEMS, INC.

Annapolis, Maryland 21401

ANNUAL MEETING JUNE 13, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Thomas M. Brandt, Jr. and Bruce A. White, and each of them, proxies (and if the undersigned is a proxy, as substitute proxies) each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Class A Common Stock and Class B Common Stock of TeleCommunication Systems, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, June 13, 2002, at 10:00 a.m. local time, at the Sheraton Barcelo Annapolis, 173 Jennifer Road, Annapolis, MD 21401 and any adjournments or postponements thereof.

(Continued and to be signed on the reverse side.)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
TELECOMMUNICATION SYSTEMS, INC.

June 13, 2002

â   Please Detach and Mail in the Envelope Provided  â

A    [X] Please mark your
             vote as in this
             example.

					The Board of Directors unanimously recommends a vote "FOR" each of the following prospals:
		FOR all nominees listed at right	WITHHOLD AUTHORITY to vote for all nominees listed at right					FOR	AGAINST	ABSTAIN
1.	Election of Directors.	[ ]	[ ]	Nominees:	Maurice B. Tosé Andrew C. Barrett Clyde A. Heintzelman Richard A. Kozak Weldon H. Latham Byron F. Marchant Daniel K. Tseung	2.	TO RATIFY THE SELECTION OF Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.	[ ]	[ ]	[ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "FOR" box and write that nominee's name in the space provided below.)

___________________________________________________

The undersigned hereby acknowledges receipt of notice of said meeting and the related statement.

IF NO CHOICE IS INDICATED ABOVE, THE PROXIES WILL VOTE "FOR" ALL SEVEN DIRECTOR NOMINEES AND PROPOSAL 2.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN AND RETURN THE PROXY PROMPTLY, USING THE ENCLOSED POSTAGE PAID ENVELOPE

SIGNATURE(S)_____________________________________________________________________________________  Date _________________________, 2002
NOTE:	Please sign exactly as name appears hereon. When shares are held by joint tenants, only one of such persons need sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.